EXHIBIT 99.1
Vanguard Announces Completion of Early Tender Period and Receipt of Requisite Consents for the 9% Senior Subordinated Notes Due 2014 and the 11.25% Senior Discount Notes Due 2015
NASHVILLE, TN—(Marketwire — January 28, 2010) — Vanguard Health Systems, Inc. (“Vanguard”) announced today that in connection with the previously announced tender offers and consent solicitations (the “Tender Offers” and “Consent Solicitations”) by Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Health Holding Company I, LLC (“VHS Holdco I”), the early tender period in respect of each of the Tender Offers expired at 5:00 p.m., New York City time, on January 28, 2010 (the “Consent Payment Deadline”). Holders of notes listed below (the “Notes”) who validly tendered and did not validly withdraw their Notes on or prior to the Consent Payment Deadline, will, if their Notes are accepted for purchase, be entitled to receive the applicable total consideration, which includes a consent payment of $30.00 for each $1,000 principal amount of Notes validly tendered on or before the Consent Payment Deadline and accepted in the applicable Tender Offer.
The following table shows the amount of Notes validly tendered and not validly withdrawn, by series, at the Consent Payment Deadline:

	Outstanding	Principal Amount	Percentage of
	Principal	Tendered as of New	Outstanding Notes
Title of Security	Amount(1)	Consent Payment Deadline	Tendered

9% Senior Subordinated Notes due 2014 co-issued by VHS Holdco II and VHS Holdco II Inc.	$575,000,000	$528,855,000	91.97%
11.25% Senior Discount Notes due 2015 co-issued by VHS Holdco I and VHS Holdco I Inc.	$216,000,000	$201,847,000	93.45%

(1)	As of January 28, 2010.
As previously announced, VHS Holdco II and VHS Holdco I will, subject to satisfaction of the conditions of each Tender Offer, purchase for cash (i) any and all of the outstanding 9% Senior Subordinated Notes due 2014 co-issued by VHS Holdco II and Vanguard Holding Company II, Inc. (“VHS Holdco II Inc.”) and (ii) any and all of the outstanding 11.25% Senior Discount Notes due 2015 co-issued by VHS Holdco I and Vanguard Holding Company I, Inc. (“VHS Holdco I Inc.”), respectively. The payment for the total consideration is expected to be made on or about January 29, 2010.
VHS Holdco II and VHS Holdco I also announced that each has received consents (coupled with tenders) from holders of a majority in principal amount of each series of Notes to adopt the proposed amendments to the respective series of Notes. Supplemental indentures effecting the proposed amendments have been executed but such proposed amendments will only become operative concurrently with the acceptance for payment of all Notes of such series that are validly tendered (and not previously withdrawn). VHS Holdco II and VHS Holdco I further announced that withdrawal rights in the Tender Offers expired on the Consent Payment Deadline.
Each Tender Offer will expire at 12:00 midnight, New York City time, on February 11, 2010, unless extended or earlier terminated (with respect to each Tender Offer, the “Expiration Date”). Holders of Notes who have not already tendered their Notes may do so at any time on or prior to 12:00 midnight, New York City time, on February 11, 2010, but such holders will only be eligible to receive the applicable tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment, for their Notes. The Tender Offers and Consent Solicitations relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 14, 2010 (the “Statement”) and the related Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”). Further details about the terms and conditions of the Tender Offers and Consent Solicitations are set forth in the Statement and Consent and Letter of Transmittal.
VHS Holdco II and VHS Holdco I each reserves the right, in its sole discretion, to further modify the terms of its respective Tender Offer, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Date of such Tender Offer.
The Tender Offers and Consent Solicitations are being made pursuant to the Statement and Consent and Letter of Transmittal, which more fully set forth the terms of the Tender Offers and Consent Solicitations.

The Offerors have engaged BofA Merrill Lynch as Dealer Manager and Solicitation Agent for the Tender Offer. Persons with questions regarding the Tender Offers should contact BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-9217 (collect). Requests for copies of the Statement or other tender offer materials may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 470-4500 (toll free) or (212) 430-3774 (collect).
This announcement is not an offer to purchase or solicitation of an offer to purchase or a solicitation of tenders or consents with respect to any Notes.
Company Information and Forward-Looking Statements
About Vanguard
Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; San Antonio, Texas; and Worcester and metropolitan Boston, Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue or make acquisitions that strengthen existing markets and acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including making strategic capital investments to expand services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.
This press release contains “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this report by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement Vanguard’s business strategies; Vanguard’s ability to successfully integrate future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; potential federal or state reform of healthcare; future governmental investigations; the availability of capital to fund Vanguard’s corporate growth strategy; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of Vanguard’s managed healthcare plans; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at Vanguard’s hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; and volatility of materials and labor costs for potential construction projects that may be necessary for future growth.
Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
Contact:
Vanguard Health Systems, Inc.
Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098